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                                                                    EXHIBIT 99.1

[BancorpSouth logo]

FOR IMMEDIATE RELEASE

         Financial Contacts:
         BancorpSouth: Nash Allen or Gary Bonds, 662-680-2330
         Premier Bank of Brentwood: Jim Harris, 615-376-0001

         Media Contacts:
         BancorpSouth: Randy Burchfield, 662-620-4302
         Premier Bank of Brentwood: Jim Harris, 615-376-0001

         Online: www.bancorpsouth.com




  BANCORPSOUTH AND PREMIER BANCORP INC., ENTER INTO DEFINITIVE MERGER AGREEMENT

         o Premier Bank of Brentwood merger would increase BancorpSouth's Nashville market area presence

         o Merger would provide Premier Bank customers with expanded range of financial services

BRENTWOOD, TENN. - (Sept. 17, 2004) - Officials of BancorpSouth, Inc. (NYSE:BXS) and Premier Bancorp, Inc., parent company of The Premier Bank of Brentwood, announced today the signing of a definitive merger agreement. The merger would increase BancorpSouth's presence in the Brentwood and Williamson County market area.

Approval of banking regulators and shareholders of Premier Bancorp, Inc., is required. Details of the financial terms of the transaction were not disclosed. The transaction is expected to be completed during the first quarter of 2005.

Premier Bancorp, Inc., is the holding company for The Premier Bank of Brentwood, a $150.8 million asset commercial bank founded in 1997. Locally owned and managed, The Premier Bank operates two banking locations in Brentwood.



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Premier Bank Chairman and CEO Jim Harris, a co-founder of the bank, said, "Our merger with BancorpSouth will give us the opportunity to grow more rapidly to serve this dynamic market. BancorpSouth has an established presence here with plans to grow steadily in this market. Joining with BancorpSouth will provide our customers opportunities offered by a large, resourceful, community-minded bank. We are truly excited about merging with BancorpSouth."

Premier Bank President Diane West said, "When the merger is complete, our customers will have all of the advantages and services of an $11 billion bank with the local, hometown customer service to which they have become accustomed and for which BancorpSouth is known in our industry."

"This is truly a mutually beneficial partnership," said BancorpSouth Chairman and CEO Aubrey Patterson. "We established a loan production office in Brentwood's Maryland Farms area two years ago and have since expanded it to full-service banking. We have been actively seeking other banking locations in the Brentwood and Franklin areas to expand our presence in Williamson County. This new partnership certainly accelerates our opportunity to grow in Williamson County and brings to BancorpSouth's team a number of outstanding bankers."

BancorpSouth President Jim Kelley noted, "Our presence in Tennessee continues to grow, and we are pleased to have the opportunity to serve additional customers in the greater Nashville market. We currently have 33 banking locations with combined deposits exceeding $1.0 billion in 20 Tennessee cities, primarily in Memphis, Jackson and the West Tennessee area. We see Brentwood and Williamson County as a logical growth area for BancorpSouth's community style of banking." Williamson County is ranked third in the U.S. with most growth potential and prosperity by American City Business Journal.

Today, in a concurrent event, BancorpSouth also announced the signing of a definitive merger agreement with Business Holding Corporation of Baton Rouge, Louisiana, parent company of The Business Bank of Baton Rouge, a $163.7 million asset commercial bank established in 1998.

Headquartered in Tupelo, Mississippi, BancorpSouth is a financial holding company with $10.7 billion in assets operating 247 banking and mortgage locations and 233 automated teller machines in Arkansas, Alabama, Louisiana, Mississippi, Tennessee and Texas communities. The Company also provides investment services through its subsidiary BancorpSouth Investment Services, Inc., and insurance services through BancorpSouth Insurance Services Inc. BancorpSouth's common stock is traded on the New York Stock Exchange under the symbol "BXS."




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FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY NOT BE BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THEIR REFERENCE TO A FUTURE PERIOD OR PERIODS OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "MAY," "MIGHT," "WILL," "WOULD," OR "INTEND." THESE FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE RELATING TO BANCORPSOUTH'S FUTURE CHANGES AND THE EFFECTS OF THE MERGER.

WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE IN THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS, DUE TO A VARIETY OF FACTORS. THOSE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FAILURE TO OBTAIN REQUIRED SHAREHOLDER OR REGULATORY APPROVALS, THE COMPANIES' FAILURE TO CONSUMMATE THE MERGER, INABILITY TO SUCCESSFULLY INTEGRATE THE COMPANIES AFTER THE MERGER, MATERIALLY ADVERSE CHANGES IN THE COMPANIES' FINANCIAL CONDITIONS, CHANGES IN ECONOMIC CONDITIONS AND GOVERNMENT FISCAL AND MONETARY POLICIES, FLUCTUATIONS IN PREVAILING INTEREST RATES, THE ABILITY OF BANCORPSOUTH TO COMPETE WITH OTHER FINANCIAL SERVICES COMPANIES, CHANGES IN BANCORPSOUTH'S OPERATING OR EXPANSION STRATEGY, GEOGRAPHIC CONCENTRATION OF BANCORPSOUTH'S ASSETS, THE ABILITY OF BANCORPSOUTH TO ATTRACT, TRAIN, AND RETAIN QUALIFIED PERSONNEL, THE ABILITY OF BANCORPSOUTH TO EFFECTIVELY MARKET ITS SERVICES AND PRODUCTS, BANCORPSOUTH'S DEPENDENCE ON EXISTING SOURCES OF FUNDING, CHANGES IN LAWS AND REGULATIONS AFFECTING FINANCIAL INSTITUTIONS IN GENERAL, POSSIBLE ADVERSE RULINGS, JUDGMENTS, SETTLEMENTS AND OTHER OUTCOMES OF PENDING LITIGATION, THE ABILITY OF BANCORPSOUTH TO MANAGE ITS GROWTH AND EFFECTIVELY SERVE AN EXPANDING CUSTOMER AND MARKET BASE, AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE FINANCIAL RESULTS OF FINANCIAL SERVICE COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN BANCORPSOUTH'S NEWS RELEASES AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

IN CONNECTION WITH THE PROPOSED MERGER, BANCORPSOUTH WILL FILE A REGISTRATION STATEMENT ON FORM S-4 WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS OF BANCORPSOUTH AND PREMIER BANCORP ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE A PART OF THE REGISTRATION STATEMENT, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, BANCORPSOUTH AND PREMIER BANCORP. AFTER THE REGISTRATION STATEMENT IS FILED WITH THE SEC, IT WILL BE AVAILABLE FOR FREE, BOTH ON THE SEC'S WEB SITE (WWW.SEC.GOV) AND FROM BANCORPSOUTH'S AND PREMIER BANCORP'S CORPORATE SECRETARY.

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